Exhibit 31.3

CERTIFICATIONS

I, Mark G. Foletta, certify that:

1.               I have reviewed this amendment to quarterly report on Form 10-Q of Amylin Pharmaceuticals, Inc.; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.               [intentionally omitted]

4.               [intentionally omitted]

5.               [intentionally omitted]

Date: February 9, 2004
	By:	/s/ MARK G. FOLETTA
Vice President, Finance and Chief Financial Officer